THIS WARRANT IS ONE OF A SERIES OF WARRANTS ISSUED ON APRIL 11, 1996
TO REPLACE THAT CERTAIN WARRANT TO PURCHASE 105,000 SHARES OF COMMON STOCK OF POLISH TELEPHONES AND MICROWAVE CORPORATION ORIGINALLY ISSUED ON
AUGUST 17,1994 AND MARKED AS NO. 1.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.


                                               WARRANT TO PURCHASE 78,000
                                                  SHARES OF COMMON STOCK

NO. 5

                              WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK
                                       OF
                  POLISH TELEPHONES AND MICROWAVE CORPORATION

                     TRANSFER RESTRICTED - SEE SECTION 5.2

This certifies that, for and in consideration of $78.00, Dickinson & Co. and its registered, permitted assigns is entitled to purchase from Polish Telephones and Microwave Corporation, a corporation incorporated under the laws of the State of Texas (the "Company"), subject to the terms and conditions hereof, at any time on or after 9:00 a.m., Dallas time, on August 10, 1995, and before 5:00 p.m., Dallas time, on August 10, 1999, (or, if such day is not a Business Day, at or before 5:00 p.m., Dallas time, on the next following Business Day), the number of Shares (as defined herein) stated above at the Exercise Price (as defined herein). The Exercise Price and the number and type of Shares purchasable hereunder are subject to adjustment from time to time as provided in Article 3 hereof.

                                   ARTICLE 1

                                  DEFINITIONS

Section 1.1 DEFINITION OF TERMS. As used in this Warrant, the following capitalized terms shall have the following respective meanings:

          (a) BUSINESS DAY. A day other than a Saturday, Sunday or other day on which banks in the State of Texas or the State of New York are authorized by law to remain closed.

          (b) COMMON STOCK. Common Stock, $.001 par value per share, of the Company.

          (c) COMMON STOCK EQUIVALENTS. Securities that are convertible into or exercisable for shares of Common Stock.

          (d)  EXCHANGE ACT.  The Securities Exchange Act of 1934, as amended.

          (e) EXERCISE PRICE. $8.10 per Share, as such price may be adjusted from time to time pursuant to Article 3 hereof.

          (f) EXPIRATION DATE. 5:00 p.m., Dallas time on August 10, 1999 or, if such day is not a Business Day, the next succeeding day that is a Business Day.

          (g)  HOLDER.  A holder of Registrable Securities.

          (h)  NASD.  National Association of Securities Dealers, Inc.

          (i)  NASDAQ.  NASD Automated Quotation System.

          (j) PERSON. An individual, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization, government or department or agency thereof

          (k) PIGGYBACK REGISTRATION. Any registration of Registrable Securities under the terms of Section 6. 1.

          (l) PIGGYBACK REGISTRATION RIGHTS. The rights of the Warrantholder to have the Registrable Securities registered under the Securities Act in conjunction with a registration by the Company of its securities as set forth in Section 6. 1.

          (m) PROSPECTUS. Any prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

          (n) PUBLIC OFFERING. A public offering of any of the Company's equity or debt securities pursuant to a Registration Statement.

          (o) REGISTRATION EXPENSES. Any and all expenses incurred in connection with any registration or action incident to performance of or compliance by the Company with Article 6, including, without limitation
     (i) all SEC, national securities exchange and NASD registration and filing fees; all listing fees and all transfer agent fees; (ii) all fees and expenses of complying with state securities or blue sky laws (including the fees and disbursements of counsel of the underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, mailing, messenger and delivery expenses; (iv) all reasonable fees and disbursements of counsel for the Company and of its accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance; and (v) any disbursements of underwriters customarily paid by issuers or sellers of securities including the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts or concessions and commissions, brokerage fees and transfer taxes, if any, and fees of counsel or accountants retained by the Holders to advise them in their capacity as Holders.

          (p) REGISTRABLE SECURITIES. This Warrant, in whole or in part, and any Shares issued to Dickinson & Co. and/or its designees or transferees as permitted under Section 5.2 and/or other securities that may be or are issued by the Company upon exercise of this Warrant, including those which may thereafter be issued by the Company in respect of any such securities by means of any stock splits, stock dividends, recapitalizations, reclassifications or the like, and as adjusted pursuant to Article 3 hereof; PROVIDED, HOWEVER, that as to any particular security contained in Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have been effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement; (ii) such securities shall have been sold to the public pursuant to Rule 144 (or any successor provisions) under the Securities Act; or (iii) such securities shall have been sold, assigned or otherwise transferred to any person other than those persons specified in
     Section 5.2(i) below ("5.2(i) Person") and other than to any spouses, lineal descendants or adopted children of a 5.2(i) Person to whom such securities are transferred upon the death of any 5.2(i) Person by operation of law or by bequest.

          (q) REGISTRATION STATEMENT. Any registration statement of the Company filed or to be filed with the SEC which covers any of the Registrable Securities pursuant to the provisions of this Warrant, including all amendments (including post-effective amendments) and supplements thereto, all exhibits thereto and all material incorporated therein by reference.

          (r) SEC. The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

          (s)  SECURITIES ACT.  The Securities Act of 1933, as amended.

          (t) SHARES. The shares of Common Stock or other securities the Warrantholder is entitled to purchase upon exercise of this Warrant.

          (u) TRANSFERS. The disposition or encumbering of a Warrant or Shares as set forth in Section 5.2.

          (v) WARRANT(S). This Warrant, all other warrants issued to the Underwriters on the date hereof and all other warrants that may be issued in its or their place (together initially evidencing the right to purchase an aggregate of 105,000 Shares, as adjusted), originally issued as set forth in the definition of Registrable Securities.

          (w) WARRANTHOLDER. The person(s) or entity(ies) to whom this Warrant is originally issued, or any successor in interest thereto, or any registered, permitted assignee or transferee thereof, in whose name(s) this Warrant is registered upon the books to be maintained by the Company for that purpose.

                                   ARTICLE 2

                        DURATION AND EXERCISE OF WARRANT

Section 2.1 DURATION OF WARRANT. The Warrantholder may exercise this Warrant at any time and from time to time after 9:00 a.m., Dallas time, on August 10, 1995, and before 5:00 p.m., Dallas time, on the Expiration Date. If this Warrant is not exercised on the Expiration Date, it shall become void, and all rights hereunder shall thereupon cease.

Section 2.2     EXERCISE OF WARRANT.

          (a) The Warrantholder may exercise this Warrant, in whole or in part, by presentation and surrender of this Warrant to the Company at its corporate office at 433 E. Las Colinas Boulevard, Suite 815, Irving, Texas 75039 or at the office of its stock and warrant transfer agent, American Stock Transfer & Trust Company, with the Subscription Form annexed hereto duly executed and accompanied by payment of the full Exercise Price for each Share to be purchased.

          (b) Upon receipt of this Warrant with the Subscription Form fully executed and accompanied by payment of the aggregate Exercise Price for the Shares for which this Warrant is then being exercised, the Company shall cause to be issued certificates for the total number of Shares for which this Warrant is being exercised (adjusted to reflect the effect of the anti-dilution provisions contained in Article 3 hereof, if any, and as provided in Section 2.4 hereof) in such denominations as are requested for delivery to the Warrantholder, and the Company shall thereupon deliver such certificates to the Warrantholder. The Warrantholder shall be deemed to be the Holder of record of the Shares not then actually delivered to the Warrantholder. If at the time this Warrant is exercised, a Registration Statement is not in effect to register under the Securities Act the Shares issuable upon exercise of this Warrant, the Company may require the Warrantholder to make such representations, and may place such legends on certificates representing the Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Shares to be issued without such registration.

           (c) In case the Warrantholder shall exercise this Warrant with respect to less than all of the Shares that may be purchased under this Warrant, the Company shall execute a new warrant in the form of this Warrant for the balance of such Shares and deliver such new warrant to the Warrantholder.

          (d) The Company shall pay any and all stock transfer and similar taxes which may be payable in respect of the issue of any Shares.

Section 2.3 RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of Shares or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (except as provided in Section 5.2 hereof) and free and clear of all preemptive rights.

Section 2.4 FRACTIONAL SHARES. The Company shall not be required to issue any fraction of a share of its capital stock in connection with the exercise of this Warrant, and in any case where the Warrantholder would, except for the provisions of this Section 2.4, be entitled under the terms of this Warrant to receive a fraction of a Share upon the exercise of this Warrant, the Company shall, upon the exercise of this Warrant and receipt of the Exercise Price, issue only the number of whole Shares purchasable upon exercise of this Warrant. The Company shall not be required to make any cash or other adjustment in respect of such fraction of a Share to which the Warrantholder would otherwise be entitled.

Section 2.5 LISTING. Prior to the issuance of any Shares upon exercise of this Warrant, the Company shall secure the listing or quotation of such Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing or quotation of all Shares from time to time issuable upon the exercise of this Warrant; and the Company shall so list or have quoted on each national securities exchange or automated quotation system, and shall maintain such listing or quotation of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed or quoted on such national securities exchange or automated quotation system.

                                   ARTICLE 3

                              ADJUSTMENT OF SHARES
                       PURCHASABLE AND OF EXERCISE PRICE

Section 3.1 GENERAL. The Exercise Price and the number and kind of Shares are subject to adjustment from time to time upon the occurrence of the events enumerated in this Article 3.

Section 3.2 ISSUANCE OF ADDITIONAL SHARES. If and whenever the Company shall issue any shares of its Common Stock for consideration per share which is less than the Current Market Price per share (as defined in Section 3.8) at the time of such issuance, under circumstances not specifically enumerated in Sections 3.3 through 3.9 inclusive, the Exercise Price under the Warrant shall be reduced to a price determined by dividing (i) the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue multiplied by the Exercise Price in effect immediately prior to such issue, plus (B) the consideration, if any, received by the Company upon such issue, by (ii) the number of shares of Common Stock outstanding immediately after such issue. No such adjustment shall be made in an amount less than $.01, but any such amount shall be carried forward and shall be given effect in connection with the next subsequent adjustment. For purposes of this Section 3.2, the following shall also be applicable:

          (a) PUBLIC OFFERINGS OF CONVERTIBLE SECURITIES, OPTIONS, RIGHTS OR WARRANTS. Subject to Section 3.3, if the Company shall issue in a public offering any stock, security, obligation, option or other right or warrant which directly or indirectly may be converted into, exchanged for, or satisfied in shares of Common Stock in an integrated transaction when 1% or more of such securities or instruments are acquired by persons who, immediately prior to such transaction, were not security holders of the Company, the Common Stock issuable upon exercise of such rights, securities or instruments shall thereupon be deemed to have been issued and to be outstanding and the consideration received by the Company therefor shall be deemed to include the sum of the consideration received for the issue of such rights, securities or instruments and the minimum additional consideration payable upon the exercise of such rights, securities or instruments. No further adjustment shall be made for the actual issuance of the Common Stock upon the exercise of any such rights, securities or instruments. If the provision of any such rights, securities or instruments with respect to purchase price or shares purchasable shall change or expire, any adjustment previously made hereunder with respect to such rights, securities or instruments shall be readjusted to such as would have obtained on the basis of the rights as modified by such change or expiration.

          (b) CONSIDERATION. In case the Company shall issue shares of its Common Stock for a consideration wholly or partly other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the lesser of (1) the Current Market Price Per Share (as defined in Section 3.8) on the issue date of the Common Stock so issued by the Company multiplied by the number of shares so issued or issuable or
     (ii) the fair market value of such consideration as determined by the Board of Directors of the Company. In case Common Stock shall be deemed (under Section 3.2(a) or otherwise) to have been issued upon the issuance by the Company of any right to acquire such Common Stock, in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to rights, such rights shall be deemed to have been issued without consideration. Consideration received by the Company for issuance of its Common Stock shall be determined in all cases without deduction therefrom of any expenses, underwriting commission or concessions incurred in connection therewith.

          (c) TREASURY STOCK. The number of shares of Common Stock outstanding for purposes of this Article 3 at any given time shall include shares owned or held by or for the account of the Company in its treasury, and the disposition of any such shares so owned or held shall not be considered an issue of Common Stock.

Section 3.3 WHEN NO ADJUSTMENT REQUIRED. Notwithstanding any other provision of this Article 3, no change in the Exercise Price or the number of Shares issuable upon exercise of the Warrant shall be required by reason of any issue or sale by the Company of shares of Common Stock, options, warrants, rights or securities convertible into shares of Common Stock (i) for cash in an amount equal to or in excess of the Current Market Price Per Share, or (ii) pursuant to the underwritten initial public offering of 603,750 Units (including the underwriter's over allotment option) of the Company comprised of Common Stock and warrants to purchase Common Stock, or (iii) pursuant to options and stock purchase agreements heretofore or hereafter granted to or entered into with officers or employees of the Company or of any subsidiary in connection with their employment, whether granted or entered into at the beginning of the employment or at any time thereafter, or as a result of or in connection with the granting of such options or the making of such stock purchase agreements, or (iv) as consideration, in whole or in part for any acquisition of another corporation or business whether by means of consolidation, merger or sale to the Company of assets or securities, and whether such shares of Common Stock are issued directly or upon exchange or exercise of convertible securities or rights or options to subscribe to or purchase the same; provided, however, that this Section shall not apply to, and an adjustment shall be required with respect to, the issue or sale by the Company of shares of Common Stock pursuant to options or stock purchase agreements hereafter granted to or entered into with officers or employees of the Company if and to the extent the aggregate number of shares of Common Stock so issued during the term of this Warrant shall exceed fifteen percent (15%) of the fully diluted number of shares of Common Stock as of August 17, 1994; and provided further, that this Section shall not apply to, and an adjustment shall be required with respect to any merger, consolidation or reorganization in which the Common Stock of the Company shall be reclassified or in which the Company shall be the disappearing corporation.

Section 3.4 STOCK DIVIDENDS, STOCK SPLITS, COMBINATION, RECLASSIFICATION, ETC. In case the Company shall at any time after the date of this Agreement
(i) declare a dividend on the Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock into a larger number of shares,
(iii) combine the outstanding Common Stock into a smaller number of shares, or
(iv) issue any shares of its capital stock in connection with a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date for such dividend or the effective date of such subdivision, combination or reclassification, and/or the number and kind of Shares issuable on such date shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled, at no additional expense, to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such date, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

Section 3.5 DISTRIBUTION OF ASSETS. If at any time after the date hereof the Company shall make any distribution of its assets upon or with respect to its Common Stock, as a liquidating or partial liquidating dividend (other than upon a liquidation, dissolution or winding up of the Company as permitted under the laws of the State of Texas), the Warrantholder shall, upon the exercise of such Warrant after the record date for such distribution or, in the absence of a record date, after the date of such distribution, receive in addition to the Shares to which it would otherwise be entitled hereunder, such assets (or, at the option of the Company, a sum equal to the value thereof at the time of the distribution as determined by its Board of Directors in its sole discretion) which would have been distributed to the Warrantholder if it had exercised the Warrant immediately prior to the record date for such distribution, or, in the absence of a record date, immediately prior to the date of such distribution.

Section 3.6 CONSOLIDATION. MERGER AND SALE OF ASSETS. If, prior to the Expiration Date, the Company shall at any time consolidate with or merge into another corporation, the Warrantholder will thereafter receive, upon exercise thereof, in lieu of the shares of Common Stock of the Company immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of the Common Stock of the Company equal to the number of shares of such Common Stock immediately theretofore issuable upon exercise of the Warrant, had such consolidation or merger not taken place. The Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of the Warrant. The Company or the successor corporation, as the case may be, shall execute and deliver to the Warrantholder a supplemental agreement so providing. The provisions of this Section 3.6 shall similarly apply to successive mergers or consolidations. A sale of all or substantially all of the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities, shall be deemed a consolidation or merger for the foregoing purposes.

Section 3.7 DIVIDENDS IN CONVERTIBLE SECURITIES, OPTIONS, RIGHTS OR WARRANTS. In case the Company shall issue stock, securities, rights, options or warrants to all holders of the Common Stock, or in an integrated transaction where more than 99% of such instruments or securities are acquired by persons who, prior to such transaction, were security holders of the Company, entitling them to subscribe for or purchase Common Stock or securities convertible into Common Stock at a price per share less than the Current Market Price Per Share (as defined in section 3.8) on the record date for the issuance of such securities, instruments or rights or the granting of such securities, options or warrants, as the case may be, the Exercise Price to be in effect after the record date for the issuance of such rights or the date of grant of such options or warrants shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the sum of (a) the number of shares of Common Stock outstanding immediately prior to such sale and (b) the number of shares of Common Stock which could be purchased at the Current Market Price Per Share (as defined in Section 3.8) with the consideration received by the Company upon such sale, and the denominator of which shall be the total number of shares of Common Stock that would be outstanding immediately after such sale if the full amount of convertible securities, options, rights or warrants were exercised immediately after the sale. In the event the consideration for such securities, rights, options or warrants is paid in a form other than cash, the value of such consideration shall be determined as provided in Section 3.2(b). In the event such securities, instruments or rights shall change or expire, or such convertible securities shall not be converted, any adjustment previously made hereunder shall be readjusted to such as would have obtained on the basis of the rights as modified by such change or expiration.

Section 3.8 CURRENT MARKET PRICE PER SHARE. For the purpose of this Agreement, the "Current Market Price Per Share" of Common Stock on any date shall be determined as follows:

          (a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on any such exchange, the Current Market Price Per Share shall be the average of the daily closing prices for the 20 consecutive trading days commencing 23 trading days before such date. If no sale is made on any trading day, the closing price shall be deemed to be the average of the closing bid and asked prices for such day on such exchange; or

          (b) If the Common Stock is not listed or admitted to unlisted trading privileges on any exchange, the Current Market Price Per Share shall be the average of the last reported sale price (or prices, if applicable) or the mean of the last reported bid and asked prices reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") (or, if not so quoted on NASDAQ, as quoted by the National Quotations Bureau, Inc.) for the 20 consecutive trading days commencing 23 trading days before such date; or

          (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and prices are not reported on NASDAQ or the National Quotations Bureau, Inc., the Current Market Price Per Share shall be the fair market value of the Common Stock as determined by the Board of Directors of the Company in good faith, whose determination shall be conclusive.

Section 3.9 DIVIDEND IN OPTIONS, WARRANTS, RIGHTS OR CONVERTIBLE SECURITIES CAUSING SUBSTANTIAL DILUTION. In case the Company shall issue rights, options, warrants or convertible securities to all holders Common Stock entitling them to subscribe for or purchase Common Stock or securities convertible into Common Stock at a price less than the Current Market Price Per Share (as defined in Section 3.8) and where the number of shares of Common Stock issuable upon exercise of all rights, options, warrants or convertible securities so issued by the Company in the preceding 12 months exceeds 10% of the then outstanding Common Stock of the Company (excluding Common Stock issuable upon exercise of such options, rights or warrants or conversion of such convertible securities), and where an adjustment to the Exercise Price is made under Section 3.7, the Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares obtained by (i) multiplying the number of shares covered by the Warrant immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment and (ii) by dividing the product so obtained by the Exercise Price in effect immediately after the adjustment made under Section 3.7.

Section 3.10 FORM OF WARRANT. The form of this Warrant need not be changed because of any change in the Exercise Price or the number or kind of Shares issuable upon exercise of the Warrant, and Warrants issued after such change may state the same terms with respect to the Exercise Price and number of Shares issuable thereunder as stated in the Warrant as initially issued.

Section 3.11 DIVIDENDS. Other than as specified in Section 3.5, no Warrantholder shall, upon the exercise thereof, be entitled to any dividend that may have accrued or which may previously have been paid with respect to shares of stock issuable upon exercise of the Warrant.

Section 3.12 REDUCTION OF EXERCISE PRICE BELOW PAR VALUE. Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value, if any, of the shares of Common Stock of the Company issuable upon exercise of the Warrant, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Exercise Price.

Section 3.13 CERTIFICATION OF ADJUSTED EXERCISE PRICE AND NUMBER OF SHARES ISSUABLE. Whenever the Exercise Price and the number of Shares issuable upon the exercise of each Warrant are adjusted as provided in the Article 3, the Company shall (a) promptly prepare a certificate signed by the Chairman of the Board, President or any Vice President of the Company and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary setting forth the Exercise Price as so adjusted, the number and kind of Shares issuable upon the exercise of the Warrant as so adjusted and a brief statement of the facts accounting for such adjustment and (b) mail a brief summary thereof to the Warrantholder in accordance with Section 7.10.

Section 3.14 CERTIFICATES AND OPINIONS. The Company may obtain and rely upon the certificate of any independent firm of public accountants of recognized standing, selected by the Board of Directors of the Company, as to the correctness of any adjustment required under this Article 3, and any such certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Article 3.

                                   ARTICLE 4

              OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDER

Section 4.1 NO RIGHTS AS SHAREHOLDERS: NOTICE TO WARRANTHOLDER. Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder, or such Warrantholder's transferees, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any rights whatsoever as shareholders of the Company. The Company shall give notice to the Warrantholder by registered mail if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

          (a) the Company shall authorize the payment of any dividend payable in any securities upon shares of Common Stock or authorize the making of any distribution to all holders of Common Stock;

          (b) the Company shall authorize the issuance to all holders of Common Stock of any additional shares of Common Stock or Common Stock Equivalents or of rights, options or warrants to subscribe for or purchase Common Stock or Common Stock Equivalents or of any other subscription rights, options or warrants;

          (c) a dissolution, liquidation or winding up of the Company shall be proposed; or

          (d) a capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety.

Such notice shall be given at least 10 Business Days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the shareholders entitled to such dividend, distribution or subscription rights, or for the determination of the shareholders entitled to vote on such proposed reorganization, reclassification, merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed reorganization, reclassification, merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

Section 4.2 LOST, STOLEN, MUTILATED OR DESTROYED WARRANTS. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant.

                                   ARTICLE 5

                        SPLIT-UP, COMBINATION, EXCHANGE
                            AND TRANSFER OF WARRANTS

Section 5.1 SPLIT-UP, COMBINATION, EXCHANGE AND TRANSFER OF WARRANTS. Subject to the provisions of Section 5.2 hereof, this Warrant may be split-up, combined or exchanged for another Warrant or Warrants containing the same terms to purchase a like aggregate number of Shares. If the Warrantholder desires to split-up, combine, or exchange this Warrant, the Warrantholder shall make such request in a writing delivered to the Company and shall surrender to the Company this Warrant and any other Warrants to be so split-up, combined or exchanged. Upon any such surrender for a split-up, combination or exchange, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split-up, combination or exchange which will result in the issuance of a Warrant entitling the Warrantholder to purchase upon exercise a fractional Share. The Company may require such Warrantholder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.

Section 5.2 RESTRICTIONS ON TRANSFER. This Warrant may not be sold, transferred, hypothecated or assigned, except to (i) officers or partners of Dickinson & Co., (ii) other underwriters named in the final prospectus dated August 10, 1994 relating to the public offering of 525,000 units of the Company, or (iii) officers or partners of such underwriters, and thereafter only in accordance with and subject to the provision of the Securities Act and rules and regulations promulgated thereunder. If at the time of a Transfer, a Registration Statement is not in effect to register this Warrant, in whole or in part, or the Shares, the Company may require the Warrantholder to make such representations, and may place such legends on certificates representing this Warrant or the Shares, as the case may be, as may be reasonably required in the opinion of counsel to the Company to permit a Transfer without such registration.

                                   ARTICLE 6

                 REGISTRATION UNDER THE SECURITIES ACT OF 1933

Section 6.1    PIGGYBACK REGISTRATION.

          (a) RIGHT TO INCLUDE REGISTRABLE SECURITIES. If at any time prior to the Expiration Date, the Company proposes to file a post-effective amendment to its registration statement on Form SB-2 (file no. 33-80542-D) covering the issuance by the Company of units comprised of Common Stock and Warrants or proposes to register any of its securities under the Securities Act on any form for the registration of securities under the Securities Act, whether or not for its own account (other than by a registration statement on Form S-8 or other form which does not include substantially the same information as would be required in a form for the general registration of securities or would not be available for the Registrable Securities), it shall as expeditiously as possible, but not less than 30 days prior to the proposed date of filing, give written notice to all Holders of its intention to do so and of such Holders' rights under this Section 6.1. Upon the written request of any such Holder made within 20 days after receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Company shall include in the Registration Statement the Registrable Securities which the Company has been so requested to register by the Holders thereof and the Company shall keep such Registration Statement in effect and maintain compliance with each federal and state law or regulation for the period necessary for such Holder to effect the proposed sale or other disposition (but in no event for a period greater than 180 days). The Company shall be obligated under this Section 6.1 until such time as all of the Registrable Securities have been registered.

          (b) WITHDRAWAL OF PIGGYBACK REGISTRATION BY COMPANY. If, at any time after giving written notice of its intention to register any securities in a Piggyback Registration but prior to the effective date of the related Registration Statement, the Company shall determine for any reason not to register such securities, the Company shall give notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such Piggyback Registration. All best efforts obligations of the Company pursuant to Section 6.2 shall cease if the Company determines to terminate prior to such effective date any registration where Registrable Securities are being registered pursuant to this Section 6.1.

          (c) PIGGYBACK REGISTRATION OF UNDERWRITTEN PUBLIC OFFERINGS. If a Piggyback Registration involves an offer by and through underwriters, (i) all Holders requesting to have their Registrable Securities included in the Company's Registration Statement must sell their Registrable Securities to The Underwriters selected by the Company on the same terms and conditions as apply to the Company or other selling shareholders, as the case may be; and (ii) any Holder requesting to have such Holder's Registrable Securities included in such Registration Statement may elect in writing, not later than three Business Days prior to the effectiveness of the Registration Statement filed in connection with such registration, not to have such Holder's Registrable Securities so included in connection with such registration.

          (d) PAYMENT OF REGISTRATION EXPENSES FOR PIGGYBACK REGISTRATION. The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to a Piggyback Registration Right contained in this Section 6.1.

          (e) PRIORITY IN PIGGYBACK REGISTRATION. If a Piggyback Registration involves an offer by or through underwriters, the Company, except as otherwise provided herein, shall not be required to include Registrable Securities therein if and to the extent that the underwriter managing the offering reasonably believes in good faith and advises each Holder requesting to have Registrable Securities included in the Company's Registration Statement that such inclusion would materially adversely affect such offering; provided that (1) if other selling shareholders who are employees, officers, directors or other affiliates of the Company have requested registration of securities in the proposed offerings, the Company will reduce or eliminate such other selling shareholders' securities before any reduction or elimination of Registrable Securities; and (ii) any such reduction or elimination (after taking into account the effect of clause (i) shall be PRO RATA to all other holders of the securities of the Company exercising "Piggyback Registration Rights" similar to those set forth herein in proportion to the respective number of shares they have requested to be registered.

Section 6.2 REGISTRATION PROCEDURES. If and whenever the Company is required to effect or cause the registration of any Registrable Securities under the Securities Act as provided in Section 6.1, the Company shall, as expeditiously as practicable:

          (a) prepare and file with the SEC, as soon as practicable within ninety (90) days after the end of the period within which requests for registration may be given to the Company, a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, subject to Section 6.1(e) hereof, and use its best efforts to cause such Registration Statement to become effective; PROVIDED that before filing a Registration Statement or Prospectus or any amendment or supplements thereto, including documents incorporated by reference after the initial filing of any Registration Statement, the Company will furnish to the Holders of the Registrable Securities covered by such Registration Statement and The Underwriters, if any, copies of all such documents provided to be filed, which documents will be subject to the review of such Holders and underwriters;

          (b) prepare and file with the SEC such amendments and post-effective amendments to a Registration Statement as may be necessary to keep such Registration Statement effective for a reasonable period not to exceed 180 days; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any successor provisions) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such Prospectus;

          (c) notify the selling Holders and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing (i) when a Prospectus or any Prospectus supplement, or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (v) of the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (d) make every reasonable effort to obtain the withdrawal of any order suspending effectiveness of a Registration Statement at the earliest possible moment;

          (e) if reasonably requested by the managing underwriters, immediately incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters believe (on advice of counsel) should be included therein as required by applicable law relating to such sale of Registrable Securities, including, without limitation, information with respect to the purchase price being paid for the Registrable Securities by such underwriters and with respect to any other terms of the underwritten (or "best-efforts" underwritten) offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

          (f) furnish to each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (g) deliver to each selling Holder and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of such Prospectus or any amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

          (h) prior to any public offering of Registrable Securities, cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any selling Holder or underwriter reasonably requests in writing, keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; PROVIDED that the Company will not be required to qualify to do business in any jurisdiction where it is not then so qualified or otherwise required to be so qualified or to take any action that would subject the Company to general service of process in any jurisdiction where it is not at the time so subject;

          (i) cooperate with the selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legend; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two Business Days prior to any sale of Registrable Securities to the underwriters; use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within or without the United. States as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

          (k)  upon the occurrence of any event contemplated by paragraph
     (c)(v) above, prepare a supplement or post-effective amendment to the applicable Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Registration Statement or Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (l) use its best efforts to cause all Registrable Securities covered by the Registration Statements to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed;

          (m) enter into such agreements (including an underwriting agreement) and take all such other action reasonably required in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, if the registration is in connection with an underwritten offering (i) make such representations and warranties to the underwriters in such form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions in form, scope and substance shall be reasonably satisfactory to the underwriters) addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Underwriters; (iii) obtain "cold comfort" letters and updates thereof from the Company's accountants addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with underwritten offerings; (iv) set forth in full in any underwriting agreement entered into the indemnification provisions and procedures of Section 6.3 hereof with respect to all parties to be indemnified pursuant to such Section; and (v) deliver such documents and certificates as may be reasonably requested by the underwriters to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; the above shall be done at each closing under such underwriting or similar agreement or as to the extent required thereunder;

          (n) provide a transfer agent and registrar for the Registrable Securities not later than the effective date of such registration statement;

          (o) make available for inspection by one or more representatives of the selling Holders, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by such Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representatives, in connection with such; and

          (p) otherwise use its best efforts to comply with all applicable foreign, federal and state regulations; and take such other action as may be reasonably necessary to or advisable to enable each such Holder and each such underwriter to consummate the sale or disposition in such jurisdictions in which any such Holder or underwriter shall have requested that the Registrable Securities be sold.

     Except as otherwise provided in this Agreement, the Company shall have sole control in connection with the preparation, filing, withdrawal, amendment or supplementing of each Registration Statement, the selection of underwriters, and the distribution of any preliminary prospectus included in the Registration Statement, and may include within the coverage thereof additional shares of Common Stock or other securities for its own account or for the account of one or more of its other security holders.

     The Company may require that each seller of Registrable Securities as to which any registration is being effected shall furnish to the Company such information regarding the distribution of such securities and such other information as may otherwise be required by the Securities Act to be included in the Registration Statement.

Section 6.3    INDEMNIFICATION.

          (a) INDEMNIFICATION BY COMPANY. In connection with each Registration Statement relating to a disposition of Registrable Securities, the Company shall indemnify and hold harmless each Holder and each underwriter of Registrable Securities and each Person, if any, who controls such Holder or underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other foreign, federal or state law or regulation, at common law, or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment thereof or supplemental thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that such indemnity shall not inure to the benefit of any Holder or underwriter (or any Person controlling such Holder or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) on account of any losses, claims, damages or liabilities arising from the sale of the Registrable Securities if such untrue statement or omission or alleged untrue statement or omission was made in such Registration Statement, Prospectus or preliminary prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Holder or underwriter specifically for use therein. The Company shall also indemnify selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
     Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested. This indemnity agreement shall be in addition to any liability to which the Company may otherwise have.

          (b) INDEMNIFICATION BY HOLDER. In connection with each Registration Statement, each Holder shall indemnify, to the same extent as to the indemnification provided by the Company in Section 6.3(a), the Company, its directors and each officer who signs the Registration Statement and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) but only insofar as such losses, claims, damages and liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in the Registration Statement, the Prospectus or preliminary prospectus or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing by such Holder to the Company specifically for use therein. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus, Registration Statement or preliminary prospectus or any amendment thereof of supplement thereto.

          (c) CONDUCT OF INDEMNIFICATION PROCEDURE. Any party that proposes to assert the right to be indemnified hereunder will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in
     Section 6.3(a) or 6.3(b) shall be available to any party who shall fail to give notice as provided in this Section 6.3(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent, which shall not be unreasonably withheld.

          (d) CONTRIBUTION. In connection with each Registration Statement relating to the disposition of Registrable Securities, if the indemnification provided for in subsection (a) hereof is unavailable to an indemnified party thereunder with respect to any losses, claims, damages or liabilities referred to therein, then the Company shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities. The amount to be contributed by the Company hereunder shall be an amount which is in the same proportionate relationship to the total amount of such losses, claims, damages or liabilities as the total net proceeds from the offering (before deducting expenses) of the Registrable Securities bears to the total price to the public (including underwriters' discounts) for the offer of the Registrable Securities covered by such registration.

          (e) SPECIFIC PERFORMANCE. The Company and the Holder acknowledge that remedies at law for the enforcement of this Section 6.3 may be inadequate and intend that this Section 6.3 shall be specifically enforceable.

                                   ARTICLE 7

                                 OTHER MATTERS

Section 7.1 SUCCESSORS AND ASSIGNS. All covenants and provisions of this Warrant by and for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

Section 7.2 NO INCONSISTENT Agreements. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Warrantholder or otherwise conflicts with the provisions hereof. The rights granted to the Warrantholder hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company's securities under any other agreements.

Section 7.3 ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company will not take any action outside the ordinary course of business, or permit any change within its control to occur outside the ordinary course of business, with respect to the Registrable Securities which is without a bona fide business purpose, and which is intended to interfere with the ability of the Holders to include their Registrable Securities in a registration undertaken pursuant to this Warrant.

Section 7.4 INTEGRATION/ENTIRE AGREEMENT. This Warrant is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Warrants. This Warrant supersedes all prior agreements and understandings with respect to the subject matter contained herein.

Section 7.5 AMENDMENTS AND Waivers. The provisions of this Warrant, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of holders of Warrants exercisable for at least a majority of the Shares. Holders shall be bound by any consent authorized by this Section whether or not certificates representing such Warrants have been marked to indicate such consent.

Section 7.6 GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to choice of laws principles.

Section 7.7 SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired hereby.

Section 7.8 ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Warrant, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees and disbursements in addition to its costs and expenses and any other available remedy.

Section 7.9 COMPUTATIONS OF CONSENT. Whenever the consent or approval of holders of a specified percentage of Warrants is required hereunder, Warrants held by the Company or its affiliates (other than the Warrantholder or subsequent holders if they are deemed to be such affiliates solely by reason of their holdings of such Warrants) shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

Section 7.10 NOTICE. Any notices or certificates by the Company to the Warrantholder and by the Warrantholder to the Company shall be deemed delivered if in writing and delivered in person by registered mail (return receipt requested) to the Warrantholder addressed to such Warrantholder in care of Dickinson & Co. or, if the Warrantholder has designated by notice in writing to the Company any other address, to such other address, and if to the Company, addressed to it at:

               Polish Telephones and Microwave Corporation
               433 E. Las Colinas Boulevard
               Suite 815
               Irving, Texas 75039

The Company may change its address by written notice to the Warrantholder, and the Warrantholder may change its address by written notice to the Company.


     IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of this 17th day of August, 1994.

                              POLISH TELEPHONES AND MICROWAVE CORPORATION



                                   By:
                                      President and
                                      Chief Executive Officer


ATTEST:



Secretary

                                   ASSIGNMENT


          (To be executed only upon assignment of Warrant Certificate)


For value received, ___________________ hereby sells, assigns and transfers unto _______________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

NAME OF ASSIGNEE AND ADDRESS                           NO. OF WARRANTS




And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of the undersigned for the balance remaining of the Warrants registered by such Warrant Certificate.


Date:


                                   Signature




                                   Printed Name


                                   Note:  The above signature should
                                   correspond exactly with the name on
                                   the face of this Warrant Certificate.



                               SUBSCRIPTION FORM

                   (To be executed upon exercise of Warrant)






The undersigned hereby irrevocably elects to exercise the right of purchaser represented by the within Warrant Certificate for, and to purchase thereunder shares of Common Stock, as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of $_________________________.

     Please issue a certificate or certificates for such Common Stock in the name of, and pay any cash for any fractional share to:







                                       (Please print Name, Address
                                       and Social Security No.)





                                        Signature

                                        Note:  The above signature should
                                        correspond exactly with the name on
                                        the first page of the within Warrant
                                        Certificate or with the name of the
                                        assignee appearing in the assignment
                                        form.

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of the signatory for the balance remaining of the shares purchasable thereunder rounded up to the next higher number of shares.